                                                                    EXHIBIT 1(a)

                                3,500,000 SHARES

                           SIGA PHARMACEUTICALS, INC.


                             UNDERWRITING AGREEMENT



                                                August ___, 1997


Sunrise Securities Corp.
M.H. Meyerson & Co.
c/o Sunrise Securities Corp.
135 E. 57th Street
New York, New York  10022


On behalf of the several Underwriters
named in Schedule I attached hereto.


Ladies and Gentlemen:


     The undersigned, SIGA Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Sunrise Securities Corp. ("Sunrise") and M.H. Meyerson & Co., as representatives (the "Representatives") of the several underwriters identified in Schedule I hereto (the "Underwriters") as follows:


     1.  INTRODUCTION.
         ------------

     (a) Subject to the terms and conditions contained herein, the Company proposes to issue and sell to the Underwriters an aggregate of 3,500,000 shares (the "Shares") of common stock, par value $.0001 per share of the Company (the "Common Stock"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters an option (the "Over-allotment Option") to purchase from it, in the aggregate, up to an additional
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525,000 shares (the "Additional Shares") of Common Stock.  The Common Stock is
more fully described in the prospectus described below.


     (b) The Company hereby agrees to issue and sell to the Representatives warrants (the "Representatives' Warrants") to purchase a number of shares of Common Stock equal to 10% of the number of Shares sold to purchasers in the Offering (the "Warrant Stock") for a purchase price of $.001 per warrant. The Representatives' Warrants will be exercisable for the Warrant Stock for a period of four years, commencing one year after the effective date of the Registration Statement (as hereinafter defined) at an initial exercise price per share equal to 165% of the price per Share in the Offering. The Warrant Stock shall be identical to the Shares. The Representatives' Warrants shall be substantially in the form filed as Exhibit 1(b) to the Registration Statement. The Representatives' Warrants shall be allocated between each of the Representatives as the Company shall be advised in writing by Sunrise. The Representatives' Warrants and the Warrant Stock are sometimes hereinafter referred to collectively as the "Representatives' Securities." The Shares and the Representatives' Securities are sometimes hereinafter referred to collectively as the "Securities."


     2.  REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants
         ------------------------------
to, and agrees with, the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed one or more amendments thereto, on Form SB-2 (Registration No. 333-23037), including in such registration statement and each such amendment a related preliminary prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"). As used in this Agreement, the term "Registration Statement" shall refer to such registration statement, as

                                      -2-
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     amended, on file with the Commission at the time such registration statement becomes effective under the Act (including the prospectus, financial statements, exhibits, and all other documents filed as a part thereof, or incorporated by reference directly or indirectly therein (such incorporated documents being herein referred to as the "Incorporated Documents")); provided, however, that such Registration Statement, at the time it becomes effective, may omit such information as is permitted to be omitted from such Registration Statement when it becomes effective under the Act pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Regulations"), which information (the "Rule 430A Information") shall be deemed to be included in such Registration Statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Regulations; the term "Preliminary Prospectus" shall refer to each prospectus included in the Registration Statement, or any amendments thereto, before the Registration Statement becomes effective under the Act, the form of prospectus omitting Rule 430A Information included in the Registration Statement when the Registration Statement becomes effective under the Act, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Company with your consent pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" shall refer to the final prospectus in the form first filed pursuant to Rule 424(b)(1) or (4) of the Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the effective date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and

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     regulations of the Commission thereunder that are deemed to be incorporated by reference therein.


          (b) When the Registration Statement becomes effective under the Act, and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in
     Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment thereto shall become effective under the Act, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented, if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus), respectively, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it becomes effective under the Act, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) of the Regulations will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Act or the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material

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     fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Preliminary Prospectus, as of the date filed with the Commission, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto.
     Each of the Incorporated Documents complies in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          (c) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Securities, nor has any of such authorities instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to a Stop Order.

          (d) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly and accurately

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     described therein.  Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to, or has been incorporated as an exhibit by reference into, the Registration Statement.

          (e) The Company has no subsidiary or subsidiaries (as defined in the
     Regulations).   The Company is a corporation duly organized, validly
     existing, and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing as such in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified does not amount to a material liability or disability to the Company.


          (f) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 3,367,182 shares are outstanding without giving effect to the issuance of the Shares and 10,000,000 shares of Preferred Stock, par value $.0001 per share, of which there are no outstanding shares. Except as disclosed in the Prospectus, each outstanding share of Common Stock is validly authorized and issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not

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     been issued and is not owned or held in violation of any preemptive rights of stockholders. Except as may be properly described in the Prospectus, or as is not required to be described in the Prospectus, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company. There is outstanding no security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company, except as may be properly described in the Prospectus. The certificates evidencing the Common Stock are in proper form.


          (g) The financial statements of the Company included in the Registration Statement and the Prospectus fairly present, with respect to the Company, the balance sheets, the statements of stockholders' equity, the statements of operations, the statements of cash flows, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Act and the Exchange Act) consistently applied throughout the periods involved, are correct and complete in all material respects, and are in accordance with the books and records of the Company. Price Waterhouse LLP, the accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement, are, and during the periods

                                      -7-
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     covered by their report(s) included in the Registration Statement and the
     Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. Since the date of the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus, there has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or, to the best of its knowledge, future prospects of the Company.

          (h) There is no claim or litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending, threatened, or, to the best knowledge of the Company, in prospect (or any basis therefor) with respect to the Company or any of its operations, businesses, properties, or assets, except (i) as may be properly described in the Prospectus or (ii) such as individually or in the aggregate do not now have, and will not in the future have, a material adverse effect upon the operations, business, properties, or assets of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except: (A) as may be properly described in the Prospectus or (B) such as in the aggregate do not now have, and will not in the future have, a material adverse effect upon the operations, business, properties, assets or net worth of the Company. The Company is not currently required to take any action in order to avoid any such violation or default.

          (i) The Company has good title to all properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges,

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     encumbrances and mortgages, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company (or except as may be properly described in the Prospectus). No real property leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inactions of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates the Company contemplates conducting, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company (or except as may be properly described in the Prospectus).

          (j) Neither the Company nor, to the knowledge of the Company, any other party, is now, or is expected by the Company to be, in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms, subject to applicable bankruptcy and insolvency laws. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Except as described in the Prospectus, the

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     Company is not a party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or may reasonably be expected to have, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

          (k) All United States and foreign patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company owns or has pending, or under which it is licensed, are in good standing and uncontested, except as may be properly described in the Prospectus. There is no right under any Intangible necessary to the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be so designated in the Prospectus. The Company has not infringed, is not infringing, or has not received notice of (or knows of any basis for) a third party claim of infringement with respect to asserted Intangibles of others, except as may be properly described in the Prospectus. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others which has had, or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company, except as may be properly described in the Prospectus.

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          (l) Neither the Company, nor any director, officer, agent, employee, or other person associated with the Company, in such capacity, or acting on behalf of, the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.


          (m) The Company has all requisite power and authority to execute, deliver, and perform this Agreement and the Representatives' Warrants. All necessary corporate proceedings of the Company have been duly taken effective the date hereof to authorize the execution, delivery and performance by the Company of this Agreement and the Representatives' Warrants. Assuming due execution and delivery by the Representatives, this Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms. Assuming due execution and delivery by any other parties thereto, the Representatives' Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. No consent, authorization, approval, order, license, certificate, or permit of or from,

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     or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement or the Representatives' Warrants (except such as have been obtained or filings under the Act which have been or will be made before the Closing Date and consents, authorizations, approvals, orders, licenses, certificates, permits, declarations, or filings required under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Representatives' Warrants, except such consents as in the aggregate will not have a material adverse effect upon the operations, business, properties, assets or net worth of the Company. The execution, delivery, and performance of this Agreement and the Representatives' Warrants will not violate, result in a material breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company pursuant to the terms of, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or violate, result in a material breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or to which any of its operations, businesses, properties or assets are subject.

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


          (n) The Shares and the Additional Shares are validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders, and the Underwriters will receive good title to the Shares and Additional Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Warrant Stock is validly authorized and reserved for issuance and, when issued and delivered upon the exercise of the Representatives' Warrants and payment therefor in accordance with the respective terms thereof, will be validly issued, fully-paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders. When issued, the Representatives' Warrants will constitute legal, valid, and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor in accordance with the respective terms thereof, the number and type of securities of the Company called for thereby and the Representatives' Warrants will be enforceable against the Company in accordance with their respective terms. The holders of the Representatives' Warrants will receive good title to the securities purchased by them upon the exercise of the Representatives' Warrants, free and clear of all liens, security interests, pledges, charges, encumbrances, restrictions (other than restrictions under federal and any applicable state securities laws), stockholders' agreements, and voting trusts.

          (o) The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

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          (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, (iii) declared or paid any dividend on its capital stock or (iv) experienced any adverse changes or any development which may materially adversely effect the condition (financial or otherwise), net assets or stockholders' equity, results of operations, business, key personnel, assets, or properties of the Company.


          (q) Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares or the Additional Shares.


          (r) The Company has obtained from each of the Company's stockholders owning in excess of one percent of the outstanding securities of any class of the Company as of the effectiveness of the Registration Statement under the Act (the "Beneficial Owners"), and each officer, director and founder of the Company, his or its enforceable written agreement, in form and substance satisfactory to counsel for the Underwriters, that for a period of (i) six months from the date on which the Registration Statement becomes effective under the Act, with respect to the Beneficial Owners, and (ii) 24 months from such date with respect to the directors, officers and founders of the Company, he or it will not,

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     without the prior written consent of Sunrise, issue, offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose ("Dispose") of, directly or indirectly, any shares of Common Stock or other securities of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or any other securities of the Company, including, without limitation, any shares of Common Stock issuable under any employee stock options. Each such agreement is a legal, valid, and binding obligation of the director, officer, or securityholder executing the same, and is enforceable as to such director, officer, or securityholder in accordance with the terms thereof.

          (s) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in
     Section 3(a) of the Investment Company Act of 1940, as amended.

          (t) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except as properly and accurately described in the Prospectus.

          (u) Except as may be set forth in the Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

          (v) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba. If, at any time after the date on which the Registration Statement is declared effective under the Act or with the Florida Department of Banking and Finance (the "Florida Department"), whichever

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     is later, and prior to the end of the period referred to in the first clause of Section 2(b), the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, the Company will so inform the Florida Department within 90 days after such commencement of business in Cuba, and, during the period referred to in
     Section 2(b), will inform the Florida Department within 90 days after any change occurs with respect to previously reported information.


          (w) Except as disclosed in the Prospectus, no officer or director of the Company has any affiliation or association with the National Association of Securities Dealers, Inc. (the "NASD") or any member thereof and upon inquiry of its stockholders beneficially owning five percent or more of the outstanding shares of Common Stock, the Company has been advised that no such stockholder has any such affiliation of association, except as disclosed in writing to the Representatives.

          (x) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state, local, and foreign income and franchise tax returns and other reports required to be filed and has paid all taxes shown as due thereon; and there is no tax deficiency which has been, or, to the knowledge of the Company, might be, asserted against the Company.

          (y) All requirements for the use by the Company of a registration statement on Form SB-2 with respect to the Offering have been satisfied.

          (z) The Common Stock is authorized for quotation on the Nasdaq SmallCap Market ("Nasdaq") and upon the Closing Date, all appropriate action will have been taken to include the Shares on Nasdaq.


     3.   PURCHASE, SALE, AND DELIVERY OF THE SHARES AND THE ADDITIONAL SHARES.
          --------------------------------------------------------------------

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          On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the numbers of shares of Common Stock set forth opposite the respective names of the Underwriters in Schedule I hereto.


     The purchase price per share of Common Stock to be paid by the Underwriters shall be $4.60. The initial public offering price per share of Common Stock shall be $ 5.00.


     Payment for the Shares by the Underwriters shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company at the offices of Sunrise Securities Corp., 135 E. 57th Street, New York, New York 10022, or at such other place in the New York City metropolitan area as the Representatives shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Shares to the Representatives for the respective accounts of the Underwriters. Such delivery and payment shall be made at 10:00 a.m., New York City local time, on the third business day following the time of the initial public offering, as defined in
Section 11(a) (unless such time and date is postponed in accordance with the provisions of Section 9(c)), or at such other time as shall be agreed upon between the Representatives and the Company. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date."


     Certificates for the Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Closing Date. The Company shall permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

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


     In addition, the Company hereby grants to the Representatives, the Over-allotment Option to purchase all or a portion of the Additional Shares as may be necessary to cover over-allotments, at the same purchase price per share to be paid by the several Underwriters to the Company for the Shares as provided for in this Section 3. The Over-allotment Option may be exercised only to cover over-allotments in the sale of shares by the Underwriters. The Over-allotment Option may be exercised by the Representatives on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the thirtieth day following the date on which the Registration Statement becomes effective under the Act, by written notice by the Representatives to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the Over-allotment Option is being exercised (which shall be allocated as to the Company and the Representatives deem appropriate) and the time and date, as determined by the Representatives, when such shares of Additional Shares are to be delivered (such time and date are hereinafter referred to as an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the Over-allotment Option shall have been given nor later than the eighth business day after the date on which such notice shall have been given.


     In the event the Company declares or pays a dividend or a distribution on the Common Stock, whether in the form of cash, shares of Common Stock, or other consideration, prior to the Additional Closing Date, such dividend or distribution shall also be paid on the Additional Shares on the later of the Additional Closing Date and the date on which such dividend or distribution is payable.


     Payment for the shares of Additional Shares by the Representatives shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company at the offices of Sunrise Securities Corp., New York, New York 10022, or at such other place in the New York City metropolitan area as the Representatives shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the shares of Additional Shares to the Representatives for the account of the Representatives.



     Certificates for the shares of Additional Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Additional Closing Date with respect thereto. The Company shall permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.


     It is understood that the Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make any and all the payments required pursuant to this Section 3 on behalf of any Underwriters whose check or checks shall not have been received by the Representatives at the time of delivery of the Shares or the Additional Shares, as the case may be, to be purchased by such Underwriter or Underwriters. Any such payment by the Representatives shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

     4.   OFFERING OF THE SHARES ON BEHALF OF THE COMPANY.
          -----------------------------------------------

     The Underwriters are to make a public offering of the Shares as soon, on or after the date on which the Registration Statement becomes effective under the Act, as the Representatives deem it advisable so to do. The Shares are to be initially offered to the public at the initial public offering price as provided for in Section 3 (such price being hereinafter referred to as the "public offering price"). After the initial public offering, the Representatives may from time to time increase or decrease the public offering price, in the Representatives' sole discretion, by reason of changes in general market conditions or otherwise.


     5.   COVENANTS.  The Company covenants that it will:
          ---------

          (a) Use its best efforts to cause the Registration Statement to become effective under the Act as promptly as possible and notify you immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective under the Act, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, (iii) of the filing with the Commission of any supplement to the Prospectus and (iv) of the receipt of, or its otherwise becoming aware of, any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible. If the Registration Statement has become or becomes effective under the Act with a form of prospectus omitting Rule 430A Information, or filing of the Prospectus with the

     Commission is otherwise required under Rule 424(b) of the Regulations, the Company will file with the Commission the Prospectus, properly completed, pursuant to Rule 424(b) of the Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing.


          (b) During the time when a prospectus relating to the Shares or the Additional Shares is required to be delivered hereunder or under the Act or the Regulations, comply with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares and the Additional Shares in accordance with the provisions hereof and of the Prospectus. If, at any time when a prospectus relating to the Shares or the Additional Shares is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will as promptly as practicable, and, in any event within one business day, notify you and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective under the Act as soon as possible.


          (c) Deliver without charge to each of the Underwriters such number of copies of each Preliminary Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement, or any amendment thereto, becomes effective under the Act or a supplement is filed with the Commission, deliver without charge to you or your counsel not less than two signed copies of the Registration Statement, including exhibits and Incorporated Documents, or such amendment thereto, as the case may be, and two copies of any supplement thereto, and deliver without charge to each of the Underwriters such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits or Incorporated Documents, as you may request for the purposes contemplated by the Act.


          (d) Endeavor in good faith, in cooperation with you and your counsel, at or prior to the time the Registration Statement becomes effective under the Act, to qualify the Shares and the Additional Shares for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

          (e) Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its securityholders as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Registration Statement occurs an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement.


          (f) For a period of 12 months (or six months, in the case of any public offering under the Act) after the date hereof, not, without the prior written consent of the Representatives, which shall not be unreasonably withheld or delayed, Dispose of any shares of Common Stock or other securities of the Company (or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock or any other securities of the Company), except for
     (i) the Representatives' Warrants and the Warrant Stock; (ii) the shares of Common Stock issuable upon the exercise of options or warrants outstanding on the date hereof, which may not be sold until the lock-ups referred to in
     Section 2(r) expire; (iii) the grant or exercise of options under the plans existing on the date hereof or pursuant to a plan adopted by the Company with the consent of the Board of Directors and the stockholders, in the case of grants to officers and directors, shall provide that the underlying shares are not saleable until the lock-ups referred to in Section 2(r) expire; (iv) securities Disposed of in connection with any strategic alliance with a pharmaceutical company or in connection with the hiring or retention of key employees, consultants or directors; and (v) securities Disposed of in connection with commitments existing as of the date hereof; provided further that the Company may extend the exercisibility of outstanding options and warrants or replace them upon their termination or expiration with a like number of options or warrants.


          (g) For a period of three years after the effective date of the Registration Statement, furnish you without charge the following:



               (i) within 90 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of operations, and statement of cash flows of the Company and its then existing subsidiary or subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

               (ii) as soon as practicable after they have been sent to stockholders of the Company or filed with, or furnished to, the Commission or the NASD, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with, or furnished to, the Commission or the NASD;

               (iii) as soon as practicable, two copies of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company; and

               (iv) such additional documents and information with respect to the affairs of the Company and its then existing subsidiary or subsidiaries as you may from time to time reasonably request; provided, however, that such additional documents and information shall be received by you on a confidential basis, unless otherwise disclosed to the public, and shall not be used in violation of the Federal securities laws and the regulations promulgated thereunder.


          (h) Apply the net proceeds received by the Company from the Offering contemplated by this Agreement in the manner set forth under the heading "Use of Proceeds" in the Prospectus.


          (i) Furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(e).


          (j) File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the date on which the Registration Statement becomes effective under the Act, unless such filing shall comply with the Act and the Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and your counsel shall have approved such filing. Until the later of (i) the completion by the Underwriters of the distribution of the Shares (but in no event more than nine months after the date on which the Registration Statement shall have become effective under the Act) and
     (ii) 25 days after the date on which the Registration Statement becomes effective under the Act, the Company will prepare and file with the Commission, promptly upon the Representatives' request, any amendments or supplements to the Registration Statement or the Prospectus which, in the Representatives' sole opinion, may be necessary or advisable in connection with the distribution of the Shares.


          (k) File timely with the Commission an appropriate form to register the Common Stock pursuant to Section 12(g) of the Exchange Act and comply with all registration, filing, and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company.


          (l) Comply with all provisions of all undertakings contained in the Registration Statement.


          (m) Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference with respect to the Company or the financial condition, results of operations, business, properties, assets, liabilities of the Company, or the Offering, without the prior written consent of the Representatives, (other than trade releases issued in the ordinary course of the Company's business or otherwise required by law, in which case deliver such release to the Representatives for review prior to issuance).


          (n) Make all filings required, and otherwise use its reasonable best efforts, to maintain the inclusion of the Common Stock on Nasdaq for at least five years from the date of this Agreement.


          (o) On the Closing Date, sell to the Representatives, individually and not as Representatives of the Underwriters, the Representatives' Warrants at the price of $.001 per warrant, entitling the holder thereof to purchase a number of shares of Common Stock equal to 10% of the number of Shares sold on the Closing Date for an exercise price equal to 165% of the price per Share in the Offering.


          (p) Until expiration of the Representatives' Warrants, keep reserved sufficient shares of Common Stock for issuance upon exercise of the Representatives' Warrants.


          (q) Deliver to the Representatives, without charge, within a reasonable period after the last Additional Closing Date or the expiration of the period during which the Underwriters may exercise the Over-allotment Option, three sets of bound volumes of the Registration Statement and all related materials to the individuals designated by you or your counsel.



          (r) For a period of three years after the effective date of the Registration Statement, provide, at its sole expense, to the Representatives copies of the Company's daily transfer sheets, if so requested by the Representatives.


          (s) For a period of five years after the Closing Date, supply to the appropriate parties such information as may be necessary or desirable, and otherwise use its best efforts, so that during such five-year period the Company will be listed in one or more of the securities manuals published by Standard & Poor's Corporation and Moody's Investors Service, Inc. and that, at all times during such period, such listing will, at a minimum, contain the names of the Company's officers and directors, a balance sheet as of a date not more than 18 months prior to such time and a statement of operations for either the fiscal year preceding such date or the most recent fiscal year of operations.


          (t) Comply with all registration, filing and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company.

     6.   PAYMENT OF EXPENSES.
          -------------------

          (a) The Company hereby agrees to pay, whether or not the Offering is consummated, all expenses (other than fees of counsel for the Representatives, except as provided in Sections 6(a)(iii) and 6(b)) in connection with (i) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution, and mailing of this Agreement, the Master Agreement Among Underwriters, the Master Selected Dealers Agreement, and related documents, including the cost of all copies thereof and of the Pre liminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters in quantities as hereinabove stated, (ii) the issuance, sale, transfer, and delivery of the Securities, including any transfer or other taxes payable thereon, (iii) the registration or qualification of the Securities under state or foreign "blue sky" or securities laws, including the costs of printing and mailing any "Blue Sky Surveys" and the fees for the Underwriters' counsel (in the amount of $35,000) and the disbursements in connection therewith, (iv) the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought, (v) any fees relating to the listing of the Securities on Nasdaq, (vi) the cost of printing certificates representing the Securities and (vii) the fees of the transfer agent for the Securities.


          (b) In addition, if the Offering is consummated, the Company hereby agrees to pay to the Representatives a non-accountable expense allowance equal to 3.0% of the gross proceeds from the sale of the Shares and, to the extent Additional Shares are sold, on the gross proceeds from the sale of the Additional Shares (less $45,000 previously paid to Sunrise in respect of such non-accountable expense allowance).

     7.   CONDITIONS OF UNDERWRITERS' OBLIGATIONS.  The obligations of the
          ---------------------------------------
several Underwriters to purchase and pay for the Shares and the Additional Shares, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Representatives, as of the date hereof and as of the Closing Date (or any Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:


          (a) The Registration Statement shall have become effective under the Act not later than 6:00 p.m., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by you; on or prior to the Closing Date or any Additional Closing Date, as the case may be, no Stop Order shall have been issued, and no proceeding shall have been initiated or threatened with respect to a Stop Order; and any request by the Commission for additional information shall have been complied with by the Company to the reasonable satisfaction of your counsel. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Regulations.


          (b) On the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have received the opinions of Eilenberg & Zivian, counsel for the Company, dated the date of delivery, addressed to the
Underwriters, and [          ], patent counsel for the Company, in form and
substance satisfactory to counsel for the Representatives.


          (c) On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have been furnished such information, documents, certificates, and opinions as they may reasonably require in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as the Underwriters may reasonably request.



          (d) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received a certificate of the chief executive officer and the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that, (i) the conditions set forth in Section 7(a) have been satisfied, (ii) as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate and correct in all material respects, and (iii) as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.


          (e) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received a letter, dated the date of delivery, addressed to the Representatives, from Price Waterhouse LLP, independent certified public accountants for the Company:

          (i) confirming that they are, and during the period covered by their report included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the published Regulations;

          (ii) stating that, in their opinion, the consolidated financial statements of the Company included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (iii) stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited consolidated interim financial statements), a reading of the latest available minutes of the stockholders and Board of Directors of the Company and committees of such Board of Directors, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that: (A) any unaudited financial statements of the Company included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations under the Act or the Exchange Act or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein; (B) there was any change in the capital stock or long-term debt of the Company or any decrease in the net current assets or stockholders' equity of the Company as of the date of the latest available monthly financial statements of the Company as of a specified date not more than five business days prior to the date of such letter, each as compared with the amounts shown in the latest balance sheet included in the Registration Statement and Prospectus, other than as properly described in the Registration Statement and Prospectus; or (C) there was any decrease in current assets or stockholders' equity or increase in net loss during the period from the date of such balance sheet to the date of the latest available monthly financial statements of the Company or to a specified date not more than five business days prior to the date of such letter, each as compared with the corresponding period in the preceding fiscal year, other than as properly described in the Registration Statement and Prospectus; and

          (iv) stating that they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement, which have been specified by you, to the extent that such data and information may be derived from the general accounting records of the Company, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

          (f) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Securities shall be satisfactory in form and substance to you and to your counsel.


          (g) The NASD, upon review of the terms of the public offering of the Shares and the Additional Shares, shall not have objected to the Underwriters' participation in such offering upon the terms and conditions provided for herein.


          (h) Prior to or on the Closing Date, the Company shall have issued, in accordance with this Agreement, the Representatives' Warrants to the Representatives in the name or names and in such authorized denominations as the Representatives may request.


     Any certificate or other document signed by any officer of the Company and delivered to the Representatives or to counsel for the Representatives shall be deemed a representation and warranty by the Company hereunder to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, the Representatives, on behalf of the Underwriters, may terminate this Agreement or, if the Representatives so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.


     If any of the conditions specified in this Section 7 shall not have been fulfilled or waived, this Agreement and all your obligations hereunder may be canceled, prospectively, by you at, or at any time prior to, the Closing Date or any Additional Closing Date, as the case may be. Any such cancellation shall be without liability to you, and the obligations of the Company pursuant to Sections 6 and 8 hereof shall nevertheless survive and continue thereafter. Notice of such cancellation shall be given to the Company at the addresses specified in Section 12 hereof, in writing, or by telegraph or telephone confirmed in writing.


     8.   INDEMNIFICATION AND CONTRIBUTION.
          --------------------------------

          (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, stockholders, employees, agents, and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with, (i) any untrue statement of a material fact or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or (B) any application or other document or communication (for purposes of this Section 8, collectively referred to as an "application") executed by, or on behalf of, the Company or based upon written information furnished by, or on behalf of, the Company filed in any jurisdiction in order to qualify the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by, or on behalf of, such Underwriter through the Representatives, expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.


     If any action is brought against an Underwriter or any of its officers, directors, partners, stockholders, employees, agents, or counsel, or any person who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall within three business days notify the Company in writing of the institution of such action (but the failure so to notify, including within such three-day period, shall not relieve the Company from any liability it may have other than pursuant to this Section 8(a) and shall relieve the Company from liability pursuant to this Section 8(a) only to the extent the Company is materially prejudiced thereby), and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Shares or the Additional Shares, the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, or any application.


          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, counsel of the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 8(a), but only with respect to statements or omissions, if any, made in the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon, and in conformity with, written information furnished to the Company as stated in this Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of each Underwriter to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the product of the number of shares of Shares and Additional Shares underwritten by such Underwriter hereunder and the initial public offering price per share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the information relating to when Sunrise registered and became a member of the NASD and Sunrise's participation in prior offerings and the amounts of the selling concession and reallowance set forth in the Prospectus, constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company, or any other person so indemnified based on the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or on any application, and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 8(b), such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).


          (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Sections 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, any controlling person of the Company and counsel of the Company), as one entity and the Underwriters, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per share set forth on the cover page of the Prospectus represents of the initial public offering price per share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; in such proportions as are appropriate to reflect the relative benefits received by the Company and the Underwriters in the aggregate; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriters in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company and the Underwriters in the aggregate shall be deemed to be in the same proportion as
(x) the total proceeds from the Offering of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company, (y) the total proceeds of the Offering of the Additional Shares (net of underwriting discounts and commissions but before deducting expenses) and (z) the underwriting discounts and commissions received by the Underwriters in the aggregate, in each case as set forth in the table on the cover page of the Prospectus and in the footnotes thereto. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriters and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). In no case shall any Underwriter be responsible for a portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share based on the number of shares underwritten by it as compared to the number of shares underwritten by all Underwriters who do not default in their
obligations under this Section 8(c).   No person guilty of a fraudulent
misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, stockholder, employee, agent, and counsel of an Underwriter shall have the same rights to contribution as such Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, each director of the Company and counsel of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.


     9.   DEFAULT BY AN UNDERWRITER.
          -------------------------

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Shares or Additional Shares hereunder, and if the number of shares of Shares or Additional Shares to which the defaults of all Underwriters in the aggregate relate does not exceed 10% of the number of shares of Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such shares of Shares or Additional Shares to which such defaults relate shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.


          (b) If such defaults exceed in the aggregate 10% of the number of shares of Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, the Representatives may, in the Representatives' discretion, arrange for itself or for another party or parties to purchase such shares of Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. If the Representatives do not arrange for the purchase of such shares of Shares or Additional Shares, as the case may be, within one business day after the occurrence of defaults relating to in excess of 10% of the Shares or the Additional Shares, as the case may be, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to the Representatives to purchase such shares of Shares or Additional Shares, as the case may be, on such terms. If the Representatives or the Company with respect to the Shares or Additional Shares do not arrange for the purchase of the shares of Shares or Additional Shares, as the case may be, to which such defaults relate as provided in this Section 9(b), this Agreement may be terminated by the Representatives or by the Company with respect to the Shares or Additional Shares, in each case without liability on the part of the Company (except that the provisions of Sections 5(a), 6, 8, 10, and 13 shall survive such termination) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for any damages occasioned by its default hereunder.


          (c) If the shares of Shares or Additional Shares to which such defaults relate are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company with respect to the Shares or Additional Shares or the Representatives shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a reasonable period but not in any event more than seven business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements with respect to the Shares or the Additional Shares, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been a party to this Agreement and had been allocated the number of shares of Shares and Additional Shares actually purchased by it as a result of its original commitment to purchase Shares and Additional Shares and its purchase of the Shares or Additional Shares pursuant to this Section 9.


     10.  REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY.  All
          --------------------------------------------------
representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Company, and the Underwriters, including the indemnity and contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by, or on behalf of, any Underwriter or any indemnified person, or by, or on behalf of, the Company, or any person or entity which is entitled to be indemnified under
Section 8(b), and shall survive termination of this Agreement or the delivery of the Shares and the Additional Shares to the several Underwriters. In addition, the provisions of Sections 5(a), 6, 8, 10, 11 and 13 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.


     11.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.
          --------------------------------------------------------

          (a) This Agreement shall become effective upon its execution except that you, at your option, may delay the effectiveness of this Agreement until the earlier of (i) 11:00 A.M. New York time on the first full business day following the day on which the Registration Statement becomes effective under the Act and (ii) the commencement of the public offering by you of the Shares. In addition to the right to terminate this Agreement pursuant to Sections 7 and 9 hereof, you shall have the right to terminate this Agreement at any time prior to the Closing Date by giving notice to the Company and, if exercised, the Over-allotment Option, at any time prior to any Additional Closing Date, by giving notice to the Company, (i) if any domestic or international event, act, or occurrence has materially disrupted, or, in your opinion, will in the immediate future materially disrupt, the securities markets; or (ii) if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market; or (iii) if there shall have been an outbreak or increase in the level of major hostilities or other national or international calamity; or (iv) if a banking moratorium has been declared by a state or federal authority; or (v) if a moratorium in foreign exchange trading by major international banks or persons has been declared; or (vi) if there shall have been a material interruption in the mail service or other means of communication within the United States; or (vii) if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which will, in your opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Shares or the Additional Shares, as the case may be; or (viii) if any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof; or (ix) if there shall be passed by the Congress of the United States or any state legislature any act or measure, or adopted by any governmental body, authoritative accounting institute or board, or governmental executive any orders, rules, or regulations, which you believe likely to have a material adverse effect on the business, financial condition, or financial statements of the Company or the market for the Common Stock; or
(x) if there shall have been a material adverse change in the market for the Company's securities or securities in general or in political, financial, or economic conditions as in your judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.


          (b) If you elect to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement, you shall notify the Company promptly by telephone or telecopy, confirmed by letter.


          (c) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a), 6, 8, 10 and 13 shall not be in any way affected by such termination or failure to carry out the terms of this Agreement or any part hereof.


     12.  NOTICES.  All communications hereunder, except as may be otherwise
          -------
specifically provided herein, shall be in writing and shall be delivered personally, transmitted by facsimile transmission confirmed in writing within three business days thereafter, or sent by prepaid overnight air courier or registered or certified mail, postage prepaid, return receipt requested, if sent to any Underwriter, to such Underwriter, c/o Sunrise Securities Corp., 135 E. 57th Street, New York, New York 10022, Attention: Mr. Preston Tsao, Facsimile:
(212) 421-5944, with a copy to Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, Attention: Kenneth R. Koch, Esq.,
Facsimile: (212) 697-6686 and a copy to Loeb Partners Corporation, 61 Broadway, New York, New York 10006, Attention Mr. Warren Bagatelle,

Facsimile: (212) 425-7090; or if sent to the Company, to 666 Third Avenue, New York, New York 10017, Attention: Joshua D. Schein, Chief Financial Officer,
Facsimile: (212) 986-2399, with a copy to Eilenberg & Zivian, 666 Third Avenue, New York, New York 10017, Attention: Adam Eilenberg, Esq., Facsimile: (212) 986-2399. All notices hereunder shall be deemed to have been given (a) when delivered, if delivered personally, or sent by facsimile transmission and, in the case of facsimile transmission, confirmed in writing within three business days thereafter, or sent by prepaid overnight air courier or (b) three business days following the mailing thereof, if mailed by registered or certified mail, postage prepaid, return receipt requested, in any such case at the address set forth in this Section 12, or such other address or addresses as a party may have advised the other party in the manner provided in this Section 12.


     13.  PARTIES.  The Representatives represent that they are authorized to
          -------
act on behalf of the several Underwriters named in Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Underwriters when the same shall have been given by the Representatives on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Shares or the Additional Shares), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.


     14.  CONSTRUCTION.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
          ------------
THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS. TIME IS OF THE ESSENCE IN THIS AGREEMENT.


     15.  CONSENT TO JURISDICTION.  THE COMPANY IRREVOCABLY CONSENTS TO THE
          -----------------------
JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION

WITH ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO, IN CONNECTION WITH, OR SIMULTANEOUSLY WITH THIS AGREEMENT, OR A BREACH OF THIS AGREEMENT OR ANY SUCH DOCUMENT OR INSTRUMENT. IN ANY SUCH ACTION OR PROCEEDING, THE COMPANY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE IN ACCORDANCE WITH SECTION 12. WITHIN 30 DAYS AFTER SUCH SERVICE, OR SUCH OTHER TIME AS MAY BE MUTUALLY AGREED UPON IN WRITING BY THE ATTORNEYS FOR THE PARTIES TO SUCH ACTION OR PROCEEDING, THE COMPANY SHALL APPEAR OR ANSWER SUCH SUMMONS, COMPLAINT, OR OTHER PROCESS. SHOULD THE COMPANY FAIL TO APPEAR OR ANSWER WITHIN SUCH 30-DAY PERIOD OR SUCH EXTENDED PERIOD, AS THE CASE MAY BE, THE COMPANY SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED AGAINST THE COMPANY FOR THE AMOUNT AS DEMANDED IN ANY SUMMONS, COMPLAINT, OR OTHER PROCESS SO SERVED.

     If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                    Very truly yours,

                                    SIGA PHARMACEUTICALS, INC.


                                    BY:
                                       -------------------------------
                                       NAME:
                                       TITLE:


ACCEPTED AS OF THE DATE FIRST ABOVE
WRITTEN IN NEW YORK, NEW YORK

SUNRISE SECURITIES CORP.

M.H. MEYERSON & CO.

BY SUNRISE SECURITIES CORP.


BY:
   ---------------------------------
    NAME:
    TITLE:


FOR ITSELF AND ON BEHALF OF THE REPRESENTATIVES.

                                   SCHEDULE I

                                  UNDERWRITERS

                                                   Number of Shares
Underwriter                                        to be Purchased
-----------                                        ---------------

Sunrise Securities Corp.
M.H. Meyerson & Co.



     Total                                         3,500,000
                                                   =========